MOTOROLA SOLUTIONS, INC.
LISTING OF MAJOR SUBSIDIARIES
2/6/2023

EXHIBIT 21
Motorola Solutions Australia Pty. Limited	Australia
Barrett Communications Pty Ltd	Australia
Motorola Solutions Ltda.	Brazil
Motorola Solutions Connectivity, Inc.	California, U.S.
Avigilon Corporation	Canada
Futurecom Systems Group, ULC	Canada
Motorola Solutions Canada Inc.	Canada
Interexport Telecomunicaciones e Integracion de Sistemas S.A.	Chile
Interexport Telecomunicaciones y Servicios S.A.	Chile
Mobilink S.A.	Chile
Quorum II S.A.	Chile
Motorola Solutions (China) Co. Ltd.	China
Avigilon USA Corporation	Delaware, U.S.
AVO USA Holding 2 Corporation	Delaware, U.S.
Digital Recognition Network, Inc.	Delaware, U.S.
Envysion, Inc.	Delaware, U.S.
Kodiak Networks, Inc.	Delaware, U.S.
Motorola Solutions Credit Company LLC	Delaware, U.S.
Motorola Solutions Funding Corporation	Delaware, U.S.
Motorola International Network Ventures, Inc.	Delaware, U.S.
Motorola Solutions Video Manufacturing, Inc	Delaware, U.S.
VaaS International Holdings, Inc.	Delaware, U.S.
Network Ventures I, Inc.	Delaware, U.S.
Openpath Security Inc.	Delaware, U.S.
Pelco, Inc.	Delaware, U.S.
Rave Wireless, Inc.	Delaware, U.S.
Vigilant Solutions, LLC	Delaware, U.S.
WatchGuard Video, Inc.	Delaware, U.S.
Motorola Solutions Denmark A/S	Denmark
Airwave Solutions Limited	England and Wales
Ava Security Limited	England and Wales
Guardian Digital Communications Limited	England and Wales
Motorola Solutions International Holding Limited	England and Wales
Motorola Solutions UK Acquisition Company Limited	England and Wales
Motorola Solutions UK Holdings LP	England and Wales
Motorola Solutions UK Holding One Limited	England and Wales
Motorola Solutions UK Holding Two Limited	England and Wales
Motorola Solutions UK One LP	England and Wales
Motorola Solutions UK Limited	England and Wales
Motorola Solutions Germany GmbH	Germany
Vigilant Solutions India Private Limited	India
Motorola Solutions Kodiak Networks India Private Limited	India
Tetra Ireland Communications Limited	Ireland
Motorola Solutions Israel Limited	Israel
911 Datamaster, LLC	Kansas, U.S.
Motorola Solutions Malaysia Sdn Bhd	Malaysia
Motorola Solutions (Oman) LLC	Oman
Edesix Limited	Scotland
Avtec, LLC	South Carolina, U.S.

420 E Exchange Parkway, LLC	Texas, U.S.
Plate Recon, LLC	Texas, U.S.
Vigilant Video Co., Ltd	Vietnam